Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 2004 relating to the consolidated financial statements of H.B. Fuller Company at November 29, 2003 and for each of the two years in the period ended November 29, 2003, which appears in H.B Fuller Company’s Annual Report on Form 10-K for the year ended November 27, 2004.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

July 27, 2005